UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 16, 2024

KRONOS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas (Address of principal executive offices)	75240-2620 (Zip Code)

Registrant’s telephone number, including area code

(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Remaining Joint Venture Interest in LPC

Pursuant to a Purchase and Sale Agreement dated as of July 16, 2024 (the “Effective Date”) among Kronos Worldwide, Inc. (“Kronos”), Kronos Louisiana, Inc. (“KLA”), Venator Materials PLC and Venator Investments Ltd. (the “Purchase and Sale Agreement”),  Kronos’ wholly-owned subsidiary KLA acquired the 50% joint venture interest in Louisiana Pigment Company, L.P. (“LPC”) held by Venator Investments, Ltd., effective as of the Effective Date. Prior to the acquisition, KLA held a 50% joint venture interest in LPC. Following the acquisition, LPC is an indirect, wholly-owned subsidiary of Kronos.  Kronos acquired the 50% joint venture interest that it did not already own for an upfront cash payment of $185 million (subject to working capital adjustments) and a potential earn-out payment of up to $15 million based on aggregate consolidated net income before interest expense, income taxes and depreciation expense, or EBITDA, of Kronos during a two-year period comprising calendar years 2025 and 2026. The aggregate EBITDA tiers for the two-year earn-out period are $650 million and $730 million, with $5 million of the earnout payable if Kronos achieves $650 million in aggregate consolidated EBITDA, and a maximum of $15 million payable if aggregate EBITDA is $730 million or greater for the period. If Kronos achieves  aggregate consolidated EBITDA between $650 million and $730 million, the payment of the additional $10 million is pro-rated between the two targets. The earn-out is payable at the earliest in April 2027.

The acquisition was financed through a borrowing of approximately $132 million under Kronos’ global revolving credit facility with the remainder paid with cash on hand.  Kronos will report LPC as a wholly-owned subsidiary beginning with its third quarter Form 10-Q filing.

A copy of the Purchase and Sale Agreement is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.  The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement.

Amendment to Credit Agreement

On July 17, 2024, Kronos together with its direct or indirect operating subsidiaries KLA, Kronos (US), Inc., Kronos Canada, Inc., Kronos Europe NV, and Kronos Titan GmbH, entered into an amendment (the “Second Amendment”) to its Credit Agreement dated as of April 20, 2021 (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders a party thereto.

Among other things, the Second Amendment (a) increases the maximum borrowings under the Credit Agreement’s asset-based revolving credit facility (the “Global Revolver”) from $225 million to $300 million, (b) extends the maturity date of the Global Revolver to July 2029, and (c) expands the agreement to include LPC (as defined below) and LPC’s receivables and certain of its inventories in the borrowing base. Giving effect to the Second Amendment, the Credit Agreement:

●provides for revolving borrowings by Kronos and the borrower subsidiaries under the Global Revolver in amounts up to $300 million through July 2029 (with revolving borrowings by Kronos Canada, Inc., Kronos Europe NV, and Kronos Titan GmbH limited to US $35 million, €30 million and €60 million, respectively), with available borrowings based on formula-determined amounts of eligible trade receivables and inventories of the borrowers and LPC (less any outstanding letters of credit issued under the Global Revolver);
●bears interest, at Kronos’ option, at the applicable non-base rate (Adjusted SOFR, Adjusted CORRA, or EURIBOR, depending upon the currency of the borrowing) plus a margin ranging from 1.5% to 2.0%, or at the applicable base rate plus a margin ranging from 0.5% to 2.0%. U.S. Dollar or Canadian Dollar non-base rate loans, as well as Euro non-base rate and Euro base rate loans are subject to a 0.25%  floor, plus the applicable margin. The applicable margin in respect of borrowings under the Global Revolver is determined based upon, initially the passage of time, and thereafter upon average availability under the facility;
●requires a periodic payment of an unused fee to the lender of either 0.25% or 0.375%, determined initially by the passage of time, and thereafter upon average facility usage. In addition, the Global Revolver requires the payment of customary agency and administrative fees;
●is collateralized by, among other things, a first priority lien on the trade receivables and inventories of Kronos and its domestic subsidiaries, its Canadian subsidiaries, its Belgian subsidiary and KRONOS TITAN GmbH;
●contains a number of covenants and restrictions which, among other things, limit the ability of Kronos and its restricted subsidiaries under certain circumstances to incur additional debt, incur liens, pay additional dividends, or merge or consolidate with, sell or transfer all or substantially all of Kronos’ or such subsidiaries’ assets to another entity, and under certain conditions requires the maintenance of a specified financial covenant (fixed charge coverage ratio, as defined in the Global Revolver) to be at least 1.0 to 1.0; and
●contains customary default provisions, including a cross-default with any other indebtedness of Kronos and its subsidiaries in excess of $20 million.

Kronos will pay an upfront fee of 50 basis points plus other customary ancillary fees for completion of the Second Amendment. Within thirty days from the completion of the transaction described above, LPC and Kronos LPC, LLC will become guarantors and pledgors under the Credit Agreement.

A copy of the Second Amendment is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment.

Item 2.02Results of Operations and Financial Condition.

Preliminary Second Quarter 2024 Update

The preliminary, unaudited financial information for the second quarter and expectations for the full fiscal year 2024 included in this Current Report on Form 8-K are based on information available to management of Kronos as of July 17, 2024. It remains subject to change based on management’s ongoing review of the second quarter and first six months results. The actual results remain subject to the completion of the preparation of management’s and the audit committee’s reviews and Kronos’ other financial closing procedures as well as the completion of the preparation of Kronos’ consolidated financial results for the three and six-month periods ended June 30, 2024. During that process, management may identify items that would require Kronos to make adjustments, which could be material, to the information presented in this Current Report on Form 8-K. While Kronos does not expect its actual results for the three-month period ended June 30, 2024 will vary materially from the preliminary, unaudited financial results presented in this Current Report on Form 8-K, there can be no assurance that these estimates will be realized or that the sales, EBITDA, or capital expenditure amounts for the three-month period ended June 30, 2024, cash balance at the end of that period, or operating results during that period will equal or fall within the ranges of the values set forth below. Actual results could be materially different and are affected by the risk factors and uncertainties identified in this Current Report on Form 8-K and in Kronos’ filings with the Securities and Exchange Commission. For these or other reasons, the actual results for this period could differ materially from these preliminary estimates.

Kronos expects to report net sales for the second quarter of 2024 in the range of $495 million to $510 million compared to net sales of $443.2 million reported in the second quarter of 2023 and $478.8 million in the first quarter of 2024. The expected increase in net sales in the second quarter is primarily due to the effect of higher sales volumes in all major markets.  TiO2 sales volumes in the second quarter of 2024 are expected to be approximately 134,000 metric tons which is 29% higher than the second quarter of 2023 and 3% higher than the first quarter of 2024. Compared to the second quarter of 2023 the increase in net sales was somewhat offset by lower average TiO2 selling prices; however, compared to the first quarter of 2024 slightly higher average TiO2 selling prices favorably impacted net sales.  TiO2 production volumes in the second quarter of 2024 are expected to be approximately 137,000 metric tons, which is 54% higher than the second quarter of 2023 and 13% higher than the first quarter of 2024.

Kronos expects second quarter 2024 EBITDA, a non-GAAP financial measure, to be in the range of $49 million to $56 million compared to EBITDA of $3.6 million for the second quarter of 2023 and $31.7 million for the first quarter of 2024. The second quarter 2024 EBITDA is impacted by approximately $2 million of charges related to workforce reductions as a result of the shut-down of Kronos’ sulfate production line in Canada described in more detail below. Kronos expects capital expenditures to be in the range of $3 million to $4 million for the second quarter of 2024 compared to $18 million for the second quarter of 2023 and $5 million for the first quarter of 2024. As of June 30, 2024, Kronos had cash, cash equivalents and restricted cash of between $135 million and $145 million, compared with $127.3 million as of March 31, 2024, with total liquidity as of June 30, 2024 of between $360 million and $370 million, inclusive of committed amounts under Kronos’ $225 million Global Revolver (availability of which is subject to a borrowing base and prior to giving effect to the Second Amendment described above). Excluding the effects of changes in currency exchange rates, Kronos’ outstanding long-term debt balances at June 30, 2024 are unchanged from balances reported at March 31, 2024.

Full Year 2024 Outlook

During the second quarter of 2024 customer demand continued to improve across all major markets, although overall demand levels remain below historical averages. Based on the recently improved demand and Kronos’ expectation that demand will continue to improve in 2024, along with the severe demand contraction Kronos experienced during most of 2023, Kronos expects sales volumes in 2024 to exceed 2023 sales volumes. Kronos has increased production rates in line with the current and expected near-term improved demand and believes its production rates for the remainder of 2024 will continue to be higher than comparable periods in 2023. Kronos has implemented TiO2 selling price increases, which need to continue to be realized to achieve margins more in-line with historical levels.

Throughout 2023, Kronos implemented cost reduction initiatives designed to improve its long-term cost structure, including targeted workforce reductions. In April 2024, Kronos announced plans to close the sulfate process line at its facility in Canada, which will further improve gross margins after the charges (primarily non-cash) related to the closure are recognized in the second and third quarters. In this regard, in addition to the approximately $2 million in cash charges related to workforce reductions noted above, Kronos expects to recognize non-cash charges of approximately $10 million in the second quarter and approximately $5 million in the third quarter related to accelerated depreciation.  Raw material, energy and other input costs have generally improved compared to 2023. While the full positive impact of input cost improvements and cost reduction efforts are not yet fully reflected in Kronos’ gross margin, Kronos did experience improved gross margins during the second quarter that it expects to build on over the remainder of the year as it replaces higher cost inventory with lower cost inventory produced in 2024. Overall, if Kronos experiences improved demand, higher selling prices and lower production costs, including lower unabsorbed fixed costs, as it currently anticipates, Kronos expects to report higher operating results for the full year of 2024 as compared to 2023.

Non-GAAP Financial Information

Kronos discloses EBITDA, which is also used by Kronos’ management to assess the performance of its TiO2 operations. Kronos believes disclosure of EBITDA, taken in conjunction with Kronos’ results under GAAP, provides useful information to investors because it allows investors to analyze the performance of its TiO2 operations in the same way that Kronos’ management assesses performance. Kronos defines EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expense.

Because Kronos has not yet completed its quarter-end closing process and because of the forward-looking nature of the estimates and assumptions included in the expected EBITDA range presented above for the second quarter of  2024, management does not have specific quantifications of the amounts that would be required to provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA for the three-month period ended June 30, 2024. Kronos believes there is a degree of variability with respect to certain of the GAAP measures and certain adjustments made to arrive at the relevant non-GAAP measure that precludes it from providing an accurate preliminary estimate of a GAAP to non-GAAP reconciliation without unreasonable effort or expense. As a result, Kronos believes providing estimates of the amounts that would be required to reconcile the range of its expected EBITDA would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above. Kronos intends to present its final EBITDA for the three and six-month periods ended June 30, 2024, with a reconciliation to net income, when it releases its earnings report for such periods.

Forward-Looking Statements

The statements in this Current Report on Form 8-K relating to matters that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. These forward-looking statements include, among others, statements regarding the potential effect of the LPC acquisition, expected second quarter 2024 results and management’s outlook for 2024 including the realization of potential cost savings. Although Kronos believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. The factors that could cause actual future results to differ materially include, but are not limited to, the following:

●	Future supply and demand for our products
●	Our ability to realize expected cost savings from strategic and operational initiatives
●	Our ability to integrate acquisitions, including LPC, into our operations and realize expected synergies and innovations
●	The extent of the dependence of certain of our businesses on certain market sectors
●	The cyclicality of our business
●	Customer and producer inventory levels
●	Unexpected or earlier-than-expected industry capacity expansion
●	Changes in raw material and other operating costs (such as energy and ore costs)
●	Changes in the availability of raw materials (such as ore)
●	General global economic and political conditions that harm the worldwide economy, disrupt our supply chain, increase material and energy costs, reduce demand or perceived demand for our TiO2 products, or impair our ability to operate our facilities (including changes in the level of gross domestic product in various regions of the world, natural disasters, terrorist acts, global conflicts, and public health crises)
●	Operating interruptions (including, but not limited to, labor disputes, leaks, natural disasters, fires, explosions, unscheduled or unplanned downtime, transportation interruptions, certain regional and world events or economic conditions, and public health crises)
●	Technology related disruptions (including, but not limited to, cyber-attacks; software implementation, upgrades or improvements; technology processing failures; or other events) related to our technology infrastructure that could impact our ability to continue operations, or at key vendors which could impact our supply chain, or at key customers which could impact their operations and cause them to curtail or pause orders
●	Competitive products and substitute products
●	Customer and competitor strategies

●	Potential consolidation of our competitors
●	Potential consolidation of our customers
●	The impact of pricing and production decisions
●	Competitive technology positions
●	Potential difficulties in upgrading or implementing accounting and manufacturing software systems
●	The introduction of trade barriers or trade disputes
●	Fluctuations in currency exchange rates (such as changes in the exchange rate between the U.S. dollar and each of the euro, the Norwegian krone, and the Canadian dollar and between the euro and the Norwegian krone), or possible disruptions to our business resulting from uncertainties associated with the euro or other currencies
●	Our ability to renew or refinance credit facilities or other debt instruments in the future
●	Changes in interest rates
●	Our ability to maintain sufficient liquidity
●	The ultimate outcome of income tax audits, tax settlement initiatives, or other tax matters, including future tax reform
●	Our ability to utilize income tax attributes, the benefits of which may or may not have been recognized under the more-likely-than-not recognition criteria
●	Environmental matters (such as those requiring compliance with emission and discharge standards for existing and new facilities)
●	Government laws and regulations and possible changes therein including new environmental, health, safety, sustainability, or other regulations (such as those seeking to limit or classify TiO2 or its use)
●	Pending or possible future litigation or other actions.

Except as required by law, Kronos undertakes no obligation to update such statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K and cautions investors not to place undue reliance on any such forward-looking statements.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above relating to the Second Amendment and the financing of the acquisition of the 50% joint venture interest in LPC is incorporated into this Item 2.03 by reference.

Item 7.01Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in its press release dated July 17, 2024, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The press release the registrant furnishes as Exhibit 99.1 to this current report is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Purchase and Sale Agreement dated July 16, 2024 by and between Kronos Louisiana, Inc., Kronos Worldwide, Inc., Venator Investments, Ltd. and Venator Materials PLC.

10.2

Second Amendment to Credit Agreement dated July 17, 2024 among Kronos Worldwide, Inc., Kronos Louisiana, Inc., Kronos (US), Inc., Kronos Canada, Inc., Kronos Europe NV, Kronos Titan GmbH, Wells Fargo Bank, National Association as administrative agent and the lenders a party thereto.

99.1Press Release, dated July 17, 2024, issued by Kronos Worldwide, Inc.

104Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

Date: July 17, 2024	By:	/s/ Tim C. Hafer
Tim C. Hafer,
Executive Vice President and Chief Financial Officer